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                                  Exhibit 14(a)


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 14, 2003 with respect to the consolidated financial statements of Liberty Life Assurance Company of Boston and March 10, 2003 with respect to the financial statements of LLAC Variable Account in Post-Effective Amendment No. 7 to the Registration Statement (Form N-6 No. 333-65957) and in the Prospectus of LLAC Variable Account.

                                                               Ernst & Young LLP

Boston, Massachusetts
April 28, 2003